UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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Accuride Corporation
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Filed by Accuride Corporation

Pursuant to Rule 14a-12 under the Securities Exchange Act of 1934

Subject Company: Accuride Corporation

Commission File No.: 001-32483

The following is a notice that Accuride Corporation delivered to certain of its employees after entering into an Agreement and Plan of Merger, dated as of September 2, 2016, with Armor Parent Corp. and Armor Merger Sub Corp.

September 2, 2016

Questions & Answers for Accuride Associates

Accuride has reached an agreement to sell the Company to Crestview Partners.  The pending sale is expected to close in the fourth quarter of 2016.  The following answers many of the questions expected about the pending sale, while recognizing that it is too soon to provide details on some subjects.  It is essential that you not engage in speculation.

What is being announced?

Accuride has reached a definitive agreement to sell the Company to Crestview Partners, a leading private equity firm based in New York, for $2.58 per share in cash, a transaction value of approximately $477 million including debt and the value of post-retirement obligations.

Does the announcement mean that Accuride has been sold?

No.  Today’s announcement means that Accuride has reached agreement to sell the Company to Crestview Partners.

When is the transaction expected to close?

We expect that the transaction closing will occur in the fourth quarter of 2016.  The transaction will close after Accuride and Crestview receive regulatory and shareholder approval, subject to satisfaction of other customary closing conditions.

What can you tell us about the buyer, Crestview Partners?

Crestview Partners is a leading value-oriented private equity firm founded in 2004 by six partners.  Crestview is based in New York and manages funds with $7 billion of combined capital.  They invest in companies in the specialty areas of media, energy and financial services, as well as industrial companies like Accuride.

What led to the decision to sell Accuride?

Accuride’s Board of Directors, working with our Leadership Team, completed a review of strategic alternatives for the Company, including remaining a public company.  Ultimately, the Board of Directors determined that taking Accuride private, with supportive new owners, is the best way to maximize value for our shareholders and also to achieve our long-range Vision, address our capital structure and unlock the company’s full value.  Accuride’s Board of Directors unanimously approved this decision.

What are the benefits of the sale to Accuride?

The Crestview transaction offers a highly attractive premium that we believe maximizes value for our shareholders.  Being acquired by Crestview Partners will also enable us to modify our capital structure in a way that is beneficial to Accuride.  It will reduce our debt and associated interest payments.  That will improve our ability to generate higher levels of profitability and cash to reinvest in our business.  In addition, being owned by Crestview will give Accuride the strategic and financial support we need to continue to pursue global growth.

Does Crestview plan to continue to invest in Accuride after the sale?

Crestview Partners is well positioned and predisposed to make the investments needed to advance our business strategy, and to support our continued growth and competitiveness.  Crestview sees the strong potential for future growth and value creation in Accuride.  That is why they were willing to pay such a significant premium for Accuride and plan to provide the support we need to realize our full potential.

Will Accuride be able to make more acquisitions like our majority stake in Gianetti Ruote?

We understand that as part of Crestview, Accuride will serve as a platform for further growth across multiple market segments.  That means that we’ll have Crestview’s support to explore the possibility of acquiring competitors across the globe, which will help us grow our core business.

Will Accuride become part of another Crestview business after the sale?

No.  Accuride will remain an independent business within Crestview’s portfolio.  The only difference: we’ll be privately owned and no longer have publicly traded equity.

Will the company’s name change after the sale?

No.   We have good brand equity in Accuride and Gunite.

Will we make significant cost reductions after the sale occurs later this year?

We will lose the obligatory costs associated with being a public company.

Will our health and welfare benefits change under new ownership?

Accuride will not make changes to benefits as a result of the sale.  However, we will continue to review our benefit plans and policies after the sale just as we do today.  The important thing to keep in mind about benefits is this: it is likely that our new owners will want to provide market-competitive employee benefits so we can retain and attract the talent we need.

Will the Accuride Leadership Team continue to run the business after the sale closes?

Yes, the members of the Accuride Executive Leadership Team will continue to lead Accuride after the sale closes.  That continuity is important to us, to Crestview and to our customers.

Will Crestview change Accuride’s current labor agreements?

The existing labor agreements will remain in effect after the sale is completed.

What will happen with shares of Accuride stock?

As part of the sale, Accuride stock will be purchased for $2.58 per share in cash.

What does this mean for all of us at Accuride between today and the sale closing?

Very little changes.  As the sale process moves forward, we must stay focused on maintaining our world class operational performance, supporting our customers, growing our business and achieving our targeted business results.  It’s very much “business as usual” in that sense.  We must see to it that Accuride’s day-to-day business continues to run smoothly, without any disruption to our customers and suppliers.

Is Crestview a good partner for Accuride?

Accuride’s Board of Directors and Leadership Team believe that Crestview is a strong partner for Accuride.  Crestview is respected for their integrity and expertise in managing assets.  They’re well regarded for investing in the companies they own, and for enhancing the value of their holdings.  For Accuride, that’s exciting.   We’re confident that, with Crestview’s backing, Accuride will receive the resources and support needed to realize our strategic vision.

Will we receive updates on the progress of the transaction?

Accuride is committed to keeping associates updated on the progress of the sale in the coming months.  Although we may not be able to answer all of your questions prior to the closing of the deal, we are committed to keeping you informed regarding the process as soon as information becomes available.

-End-

Additional Information About the Acquisition and Where to Find It

A special meeting of the stockholders of Accuride will be announced as promptly as practicable to seek stockholder approval in connection with the proposed merger.  Accuride expects to file with the Securities and Exchange Commission (“SEC”) a proxy statement and other relevant documents in connection with the proposed merger between Accuride and Armor Merger Sub Corp. The definitive proxy statement will be sent or given to the stockholders of Accuride and will contain important information about the proposed transaction and related matters. INVESTORS OF ACCURIDE ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT MATERIALS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ACCURIDE, ARMOR PARENT CORP., ARMOR MERGER SUB CORP. AND THE MERGER. Investors may obtain a free copy of these materials (when they are available) and other documents filed by Accuride with the SEC at the SEC’s website at www.sec.gov, at Accuride’s website at www.accuridecorp.com or by sending a written request to Accuride at 7140 Office Circle, Evansville, Indiana 47715, Attention: General Counsel and Corporate Secretary.

Participants in the Solicitation

Accuride and its directors, executive officers and certain other members of management and employees may be deemed to be participants in soliciting proxies from its stockholders in connection with the merger.  Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of Accuride’s stockholders in connection with the merger will be set forth in Accuride’s definitive proxy statement for its special stockholder meeting. Additional information regarding these individuals and any direct or indirect interests they may have in the merger will be set forth in the definitive proxy statement when it is filed with the SEC in connection with the merger. Information relating to the foregoing can also be found in Accuride’s definitive proxy statement for its 2016 Annual Meeting of Stockholders (the “2016 Proxy Statement”), which was filed with the SEC on

March 18, 2016. To the extent that holdings of Accuride’s securities have changed since the amounts set forth in the 2016 Proxy Statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.

Forward-Looking Statements

Certain statements contained in this document may be considered forward-looking statements within the meaning of the U.S. securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the proposed transaction and the ability to consummate the proposed transaction. These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential,” or similar expressions. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: (1) Accuride may be unable to obtain stockholder approval for the proposed transaction; (2) the conditions to the closing of the proposed transaction may not be satisfied and required regulatory approvals may not be obtained; (3) the proposed transaction may involve unexpected costs, liabilities or delays; (4) the business of Accuride may suffer as a result of uncertainty surrounding the proposed transaction; (5) the outcome of any legal proceedings related to the proposed transaction; (6) Accuride may be adversely affected by other economic, business, legislative, regulatory and/or competitive factors; (7) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (8) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the proposed transaction; (9) the failure by Armor Parent Corp. or Armor Merger Sub Corp. to obtain the necessary debt and equity financing arrangements set forth in the commitment letters received in connection with the proposed transaction; and (10) other risks to consummation of the proposed transaction, including the risk that the proposed transaction will not be consummated within the expected time period or at all. If the proposed transaction is consummated, Accuride’s stockholders will cease to have any equity interest in Accuride and will have no right to participate in its earnings and future growth. The foregoing review of important factors that could cause actual results to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including Accuride’s filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2015 and recent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC, which are available on the SEC’s website at www.sec.gov. Except as required by applicable law, Accuride undertakes no obligation to update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. Accuride does not intend, and assumes no obligation, to update any forward-looking statements. Accuride’s filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2015, the 2016 Proxy Statement and recent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC, which are available on the SEC’s website at www.sec.gov.